SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Agreement”) made as of the date set forth on the signature page hereof between INSITE VISION INCORPORATED, a Delaware corporation having a place of business at 965 Atlantic Avenue, Alameda, California 94501 (the “Company”) and the undersigned (each, a “Subscriber” and collectively, the “Subscribers”).

W I T N E S S E T H:

WHEREAS, the Company desires to sell up to $6,000,000 in aggregate principal amount of Senior Secured Promissory Notes of the Company, the form of which is attached hereto as Exhibit A (the “Notes”), and warrants (“Warrants”) to purchase shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company to persons who qualify as “accredited investors” as defined in Rule 501(a) of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to Section 4(2) of the Securities Act; and

WHEREAS, each Subscriber desires to purchase that aggregate principal amount of Notes and corresponding Warrants as set forth on the signature page hereof on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the promises and the mutual representations and covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I.	SUBSCRIPTION

1.1 The Offering. The Company will offer to sell to persons who qualify as “accredited investors” as defined in Rule 501(a) of Regulation D or pursuant to Section 4(2) of the Securities Act (the “Offering”):

(a) Notes, which will be sold in minimum principal denominations of $500,000 (or such other principal amount determined in the mutual discretion of Paramount BioCapital, Inc., as placement agent for the Offering (the “Placement Agent”) and the Company).

(b) Each Subscriber will also receive a Warrant to purchase 20,000 shares of Common Stock for each $100,000 in aggregate principal amount of Notes purchased by such Subscriber. Each Warrant will have an exercise price equal to the volume weighted average price of the Company’s Common Stock, as reported on the American Stock Exchange (the “AMEX”) for the five trading days immediately prior to the date of the applicable closing (each, a “Closing Date”), will be exercisable for five years from the final Closing Date of the Offering (the “Final Closing Date”), and will otherwise be in the form attached hereto as Exhibit B. The Notes, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) are, individually and collectively, referred to herein as the “Securities”.

1.2 Closing. Upon receipt of binding subscription agreements for at least $3,000,000 in aggregate principal amount of Notes (the “Subscriptions”), and subject to the other terms and conditions of this Agreement, at a time to be agreed upon by the Company and the Placement Agent, the Company will (a) sell to the Subscribers and the Subscribers will purchase from the Company, the Notes and Warrants subscribed for by each such Subscriber under the terms of the Offering (the “Closing”), and the Subscribers will remit to the Escrow Agent (as defined in Section 1.4 below) prior to the Closing the applicable portion of the Aggregate Purchase Price (as defined below) for the Closing (each, a “Closing Amount”) for release to the Company at the Closing; (b) issue to the Placement Agent or its designees the warrants to purchase shares of Common Stock pursuant to Section 3(a) of that certain Placement Agent Agreement, dated December 16, 2005 (the “Placement Agent Agreement”) by and between the Company and the Placement Agent (the “Placement Warrants”); and (c) pay to the Placement Agent or its designees the cash placement fees described in Section 3(a) of the Placement Agent Agreement. The Placement Agent will notify each Subscriber, after consultation with the Company, as to such Subscriber’s Closing Amount (each a “Subscriber Amount”) by providing such Subscriber with a notice substantially similar to that attached hereto as Exhibit D. The “Aggregate Purchase Price” shall mean the aggregate principal amount of Notes to be purchased by all Subscribers at a Closing. Upon compliance with all conditions to the Closing, the Placement Agent, with notice to the Company, shall authorize the Escrow Agent to release the proceeds of the Closing to the Company, less fees and expenses due to the Placement Agent. Interest, if any, that has accrued with respect to the Aggregate Purchase Price while in escrow shall also be distributed to the Company at the Closing and Subscribers will have no right to such interest.

1.3 Offering Termination Date. Unless terminated earlier in the Placement Agent’s or the Company’s sole discretion, the Offering will expire on the earlier to occur of the Closing Date and 11:59 p.m. New York City time on January 7, 2006 (subject to extension at the Company’s and the Placement Agent’s sole discretion without notice to the Subscribers for up to an additional 90 days) (the “Offering Termination Date”).

1.4 Closing Mechanics. Prior to the Closing, the Aggregate Purchase Price will be deposited in a segregated escrow account with the Escrow Agent pursuant to the instructions provided below in this Section 1.4. Subject to the terms and conditions of this Agreement (including, without limitation, the Company’s and the Placement Agent’s option, each at its sole discretion, to refuse to accept Subscriptions from any Subscriber in whole or in part), the Subscriber hereby subscribes for and agrees to purchase from the Company the aggregate principal amount of Notes and corresponding Warrants and the Company agrees to sell such Notes and Warrants to the Subscriber as is set forth upon the signature pages hereof. Pursuant to Section 1.2, the Closing Amount, is payable by wire transfer, certified bank check, personal check, business check (only if subscribing as an entity), or money order made payable to “US Bank Trust National Association Corporation Trust, (the “Escrow Agent”) F/B/O InSite Vision Incorporated.” Subscribers paying by check should direct such check to: Basil Christakos, Paramount BioCapital, Inc., 787 Seventh Ave., 48th Floor, New York, New York 10019. Subscribers paying by wire transfer should direct such wire transfer to:

US Bank Trust National Association Corporation Trust
ABA Routing Number: 091000022
US Bank Trust N.A.
Account Number: 180121167365
For: Paramount BioCapital & InSite Vision
SEI Number: 792303000
Attn: Andrea Friessen
Tel # 651-495-3725
Fax # 651-495-8087

Each Subscriber must complete and return a duly executed, unaltered copy of this Agreement (including the completed Confidential Subscriber Questionnaire included in Article VIII hereof) to the Placement Agent at the Placement Agent’s address indicated in the Memorandum on or before the date indicated by the Placement Agent to be eligible to participate in the Offering. The Company and the Placement Agent retain complete discretion to accept or reject any Subscriptions in whole or in part unless and until the Company executes a counterpart to this Agreement that includes such Subscriber’s signature.

1.5 Delivery of Documents. The documents evidencing the Notes and Warrants purchased at the Closing will be delivered by the Company as soon as practicable following the Final Closing Date.

II.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF SUBSCRIBERS

Each Subscriber hereby represents, warrants and covenants to the Company as follows:

2.1 The Subscriber recognizes and acknowledges that the purchase of the Securities involves a high degree of risk including, but not limited to, the following: (i) an investment in the Company is highly speculative, and only Subscribers who can afford the loss of their entire investment should consider investing in the Company and the Securities; (ii) the Subscriber may not be able to liquidate his/her/its investment; (iii) transferability of the Securities is extremely limited; (iv) in the event of a disposition of the Securities, the Subscriber could sustain the loss of his/its entire investment; and (v) the Company has not paid any dividends on its Common Stock since inception and does not anticipate the payment of dividends in the foreseeable future.

2.2 The Subscriber is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D as indicated by the Subscriber’s responses to the questions contained in Article VIII hereof which responses are true and correct as of the date hereof and shall be true and correct as of the Closing, and that the Subscriber is able to bear the economic risk of an investment in the Company for an indefinite period of time. If the Subscriber is a natural person, the Subscriber has reached the age of majority in the state or other jurisdiction in which the Subscriber resides, has adequate means of providing for the Subscriber’s current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Securities for an indefinite period of time, has no need for liquidity in such investment and could afford a complete loss of such investment. After giving effect to the purchase of the Securities requested to be purchased by Subscriber hereunder, Subscriber represents and warrants that Subscriber neither individually nor together as a group (except as permitted by Rule 13d-5(b)(2) promulgated under the Exchange Act (as defined below)) shall own more than 19.9% of the Company’s outstanding Common Stock or voting power.

2.3 i) The Subscriber hereby acknowledges and represents that (i) the Subscriber is knowledgeable, sophisticated and has experience in making, and is qualified to make, decisions with respect to investments representing an investment decision like that involved in the purchase of the Securities hereunder and has prior investment experience, including investment in securities which are non-listed, unregistered and/or not traded on the NASDAQ National or SmallCap Market or listed on AMEX; (ii) the Subscriber recognizes the highly speculative nature of this investment, that an investment in the Securities involves a significant degree of risk, that the Company’s financial condition has been and continues to be weak and the Company’s auditors have included explanatory paragraphs in the Company’s audited financial statements for the fiscal years ended 2003 and 2004 indicating substantial doubt as to the Company’s ability to continue as a going concern, and that the Company’s auditors will likely include a similar explanatory paragraph in the Company’s audited financial statements for the fiscal year ending 2005; (iii) Subscriber recognizes that that the market price of the Common Stock of the Company has been and continues to be volatile, and Subscriber has carefully evaluated the risks of an investment in the Securities; and (iii) the Subscriber is able to bear the economic risk of an investment in the Securities and the potential loss of such investment, which risk the Subscriber hereby assumes.

(b) Subscriber hereby acknowledges that Subscriber has read the section of the Memorandum entitled “Risk Factors” and understands that (i) an investment in the Securities is a highly speculative investment, and in the event of a liquidation, bankruptcy or insolvency of the Company, it is highly unlikely that the Company will have sufficient assets to repay all the Notes in full; (ii) Subscribers of the Notes will rank pari passu with other secured creditors and as such, the collateral securing the Notes may not be sufficient to repay the amounts due Subscriber under the Notes; (iii) the collateral securing the Company's obligations under the Note consists primarily of the Company's intellectual property, the value of which is tied to the Company as a going concern and such collateral will generate substantially less value to secured creditors in a liquidation than the operating value of the Company and (iv) delays, costs and expenses incurred in connection with any enforcement of the Collateral will further erode the amount of funds available, if any, to repay the holders of Notes.

2.4 The Subscriber hereby acknowledges that he/she/it has received and carefully reviewed this Agreement, the Confidential Private Offering Memorandum prepared by the Company and dated as of December 27, 2005, as amended or supplemented, including all documents attached thereto or incorporated by reference therein, including the following documents filed by the Company with the Securities and Exchange Commission (the “SEC” or the “Commission”, and such documents, the “SEC Filings”): Annual Report on Form 10-K for the year ended December 31, 2004, filed March 31, 2005; Quarterly Report on Form 10-Q for the three months ended March 31, 2005, filed May 16, 2005; Quarterly Report on Form 10-Q for the three months ended June 30, 2005, filed August 15, 2005; Quarterly Report on Form 10-Q for the three months ended September 30, 2005, filed November 14, 2005; Current Reports on Form 8-K filed March 31, 2005, May 9, 2005, May 16, 2005, June 1, 2005, June 6, 2005, August 15, 2005, October 11, 2005, November 14, 2005 and November 30, 2005, as well as any future filings that the Company makes with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until the Offering Termination Date (as defined herein) (the Confidential Private Offering Memorandum, including the SEC Filings and all other exhibits and information incorporated by reference therein is referred to herein as the “Memorandum”). Any information that the Company subsequently files with the SEC that is incorporated by reference will automatically update and supersede any previous information that is part of this Memorandum. The Subscriber further represents that the Subscriber has been furnished by the Company during the course of this transaction with all information regarding the Company which the Subscriber, its investment advisor, attorney and/or accountant has requested or desired to know or which is otherwise relevant to an investment decision, has been afforded the opportunity to ask questions of, and receive answers from, duly authorized officers or other representatives of the Company concerning the terms and conditions of the Offering, and has received any additional information which the Subscriber or its advisors or agents has requested.

2.5 ii) The Subscriber has relied solely upon the information in the Memorandum or provided by the Company in making the decision to invest in the Securities. The Subscriber is familiar with and understands the terms of the Offering, including the rights to which the Subscriber is entitled under this Agreement. In evaluating the suitability of an investment in the Company, the Subscriber has not relied upon any representation or other information (whether oral or written) from the Company, or any agent, employee or affiliate of the Company other than as set forth in the Memorandum, in this Agreement or resulting from Subscriber’s own independent investigation. Subscriber understands and acknowledges that nothing in this Agreement, the Memorandum or any other materials provided to Subscriber in connection with the Subscription for the Securities constitutes investment, tax or legal advice. To the extent deemed necessary or advisable by Subscriber in his/her/its sole discretion, the Subscriber has retained, at his/her/its sole expense, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and its purchase of the Securities hereunder.

(b) The Subscriber represents that the Securities were not offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith the Subscriber did not: (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio whether closed circuit, or generally available; or (B) attend any seminar meeting or industry or Subscriber conference whose attendees were invited by any general solicitation or general advertising.

2.6 The Subscriber hereby acknowledges that neither the Offering nor the Memorandum has been reviewed, recommended or endorsed by the SEC or any state securities regulatory authority or other governmental body or agency, since the Offering is intended to be exempt from the registration requirements of Section 5 of the Securities Act pursuant to Regulation D. The Subscriber shall not sell or otherwise transfer the Securities unless such transfer is registered under the Securities Act or unless an exemption from such registration is available. The Subscriber understands that if required by the laws or regulations or any applicable jurisdictions, the Offering contemplated hereby will be submitted to the appropriate authorities of such state(s) for registration or exemption therefrom and the Offering contemplated hereby will be specifically subject to the receipt of such registration or exemption.

2.7 The Subscriber understands and acknowledges that the Securities have not been registered under the Securities Act in reliance upon a claimed exemption under the provisions of the Securities Act which depends, in part, upon the Subscriber’s investment intention and the truth and accuracy of, and Subscriber’s compliance with, the representations, warranties, acknowledgments and covenants of Subscriber set forth herein. In this connection, the Subscriber hereby represents that the representations, warranties, acknowledgments and covenants of Subscriber set forth herein are true and accurate, Subscriber will comply with the covenants set forth herein, and the Subscriber is purchasing the Securities for the Subscriber’s own account for investment purposes only and not with a view toward the resale or distribution to others and has no contract, undertaking, agreement or other arrangement, in existence or contemplated, to sell, pledge, assign or otherwise transfer the Securities to any other person. The Subscriber, if an entity, also represents that it was not formed for the purpose of purchasing the Securities. The Subscriber has no current plans to effect a “change of control” of the Company, as such term is understood in Rule 13d of the Exchange Act.

2.8 The Subscriber understands that the Securities will not be registered or available for sale in the public markets except as specifically provided herein, and Rule 144 promulgated under the Securities Act (“Rule 144”) requires, among other conditions, a one year holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act. The Subscriber understands and hereby acknowledges that the Company is under no obligation to register any of the Securities under the Securities Act or any state securities or “blue sky” laws or assist the Subscriber in obtaining an exemption from various registration requirements, other than as set forth in Article VI herein. The Subscriber agrees to hold the Company and its directors, officers, employees, controlling persons and agents and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of (i) any misrepresentation made by the Subscriber contained in this Agreement (including the Confidential Subscriber Questionnaire contained in Article VIII herein or otherwise furnished to the Company for purposes of disclosure in any registration statement), (ii) any sale or distribution by the Subscriber in violation of the Securities Act or any applicable state securities or “blue sky” laws or (iii) any untrue statement of a material fact made by the Subscriber and contained herein (including the Confidential Subscriber Questionnaire contained in Article VIII herein or otherwise furnished to the Company for purposes of disclosure in any registration statement), or omission of a material fact asked for by such questionnaire or otherwise in writing by the Company necessary to make such statements made by the Subscriber and contained herein (including the Confidential Subscriber Questionnaire contained in Article VIII herein), in light of the circumstances in which they are made, not misleading.

2.9 The Subscriber consents to the placement of a legend on any Note, certificate, warrant or other document evidencing the Securities substantially as set forth below, that such Securities have not been registered under the Securities Act or any state securities or “blue sky” laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement. The Subscriber is aware that the Company will make a notation in its appropriate records and with its transfer agent with respect to the restrictions on the transferability of the Securities.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE COMPANY, REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

2.10 The Subscriber agrees to supply the Company, as soon as practical but in no event later than five days after the Subscriber receives the request therefore from the Company, with such additional information concerning the Subscriber as the Company reasonably deems necessary or advisable.

2.11 The Subscriber hereby represents that the address of the Subscriber furnished by Subscriber on the signature page hereof is the Subscriber’s principal residence if Subscriber is an individual or its principal business address if it is a corporation or other entity.

2.12 The Subscriber represents that (i) the Subscriber has full right, power, authority and capacity (corporate, personal, statutory and otherwise) to execute, deliver, and perform this Agreement and to purchase the Securities and has taken all action necessary to authorize the execution, delivery and performance of this Agreement; and (ii) this Agreement constitutes the legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms.

2.13 If the Subscriber is a corporation, partnership, limited liability company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other entity (i) it is authorized and qualified to become a Subscriber in the Company and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so and (ii) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

2.14 The Subscriber acknowledges that if he or she is a Registered Representative of a National Association of Securities Dealers, Inc. (“NASD”) member firm, he or she must give such firm the notice required by the NASD Rules of Fair Practice, receipt of which must be acknowledged in accordance with such rules.

2.15 The Subscriber understands, acknowledges and agrees with the Company that this Subscription may be rejected, in whole or in part, by the Company or the Placement Agent, in each of their sole and absolute discretion, at any time before the applicable Closing Date notwithstanding prior receipt by the Subscriber of notice of acceptance of the Subscriber’s Subscription. Only subscriptions accepted at the applicable Closing Date shall be binding on the Company.

2.16 The Subscriber understands, acknowledges and agrees with the Company that, except as otherwise set forth herein, the Subscription hereunder is irrevocable by the Subscriber, that, except as required by law, the Subscriber is not entitled to cancel, terminate or revoke this Agreement or any agreements of the Subscriber hereunder and that this Agreement and such other agreements shall survive the death or disability of the Subscriber and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the Subscriber is more than one person, the obligations of the Subscriber hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his/her heirs, executors, administrators, successors, legal representatives and permitted assigns

2.17 The Subscriber understands, acknowledges and agrees with the Company that the Offering is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and the provisions of Regulation D thereunder, which is in part dependent upon the truth, completeness and accuracy of the statements made by the Subscriber.

2.18 The Subscriber understands, acknowledges and agrees with the Company that, there can be no assurance that the Subscriber will be able to sell or dispose of the Securities. It is understood that in order not to jeopardize the Offering’s exempt status under Section 4(2) of the Securities Act and Regulation D, in addition to any other restrictions on transfer set forth herein or in the Warrants, the Company may, at a minimum, require any transferee to fulfill the Subscriber suitability requirements thereunder and make the representations, warranties and covenants of Subscriber hereunder.

2.19 The Subscriber agrees that during the period from the date that Subscriber was first contacted with respect to the Offering (the “First Date”) through the date upon which the Registration Statement (as defined in Section 6.2 below) is declared effective, the Subscriber will not directly or indirectly, through related parties, affiliates or otherwise sell "short" or "short against the box" (as those terms are generally understood) any equity security of the Company or take any action with respect to any equity security of the Company which would violate the Securities Act or the rules and regulations promulgated thereunder and from the First Date through the Closing Date has not and will not take any action the intent or reasonably foreseeable effect of which is to reduce the trading price of the Common Stock.

2.20 The Subscriber acknowledges and agrees that the information contained in this Agreement, the Memorandum or otherwise made available to the Subscriber by the Company (collectively, the “Confidential Information”) is to be used solely for the purpose of evaluating a possible investment in the Securities and is confidential and non-public and agrees that all such Confidential Information shall be kept in confidence by the Subscriber and neither used by the Subscriber for the Subscriber’s personal benefit (other than in connection with evaluating a possible investment in the Securities) nor disclosed to any third party for any reason and in any manner, notwithstanding that a Subscriber’s subscription may not be accepted by the Company; provided, however, that this obligation shall not apply to any such Confidential Information that (i) is part of the public knowledge or literature and readily accessible at the date hereof (except as a result of a breach of this provision by any party), or (ii) becomes part of the public knowledge or literature and readily accessible by publication (except as a result of a breach of this provision by any party).

2.21 If the Subscriber is purchasing the Securities in a fiduciary capacity for another person or entity, including without limitation a corporation, partnership, trust or any other entity, the Subscriber has been duly authorized and empowered to execute this Agreement and all other subscription documents, and such other person or entity fulfills all the requirements for purchase of the shares as such requirements are set forth herein, concurs in the purchase of the Securities and agrees to be bound by the obligations, representations, warranties and covenants contained herein. Upon request of the Company, the Subscriber will provide true, complete and current copies of all relevant documents creating the Subscriber, authorizing its investment in the Company and/or evidencing the satisfaction of the foregoing.

2.22 No authorization, approval, consent or license of any person is required to be obtained for the purchase of the Securities by the Subscriber, other than as have been obtained and are in full force and effect. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, result in any violation of or constitute a default under any Subscriber’s charter, by-laws or other organizational documents, as applicable, or material agreement or other instrument to which the Subscriber is a party or by which the Subscriber or any of its properties are bound, or to the best of the Subscriber’s knowledge, any permit, franchise, judgment, order, decree, statute, rule or regulation to which the Subscriber or any of its businesses or properties is subject.

2.23 The representations, warranties and agreements of the Subscriber contained herein, in the Confidential Subscriber Questionnaire and in any other writing delivered in connection with the transactions contemplated hereby shall be true and correct in all respects on and as of the Closing Date as if made on and as of such date and shall survive the execution and delivery of this Agreement and the purchase of the Securities. Subscriber agrees to notify the Company as promptly as possible of any change in any of the foregoing information until such time as the Subscriber has sold all of its Securities.

2.24 The Subscriber hereby covenants with the Company not to make any sale of the Securities under the Registration Statement without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied, and further agrees to comply with reasonable requests of the Company or its transfer agent to provide additional information and representations concerning such sale.

2.25 Subscriber acknowledges the following disclosure, which is set forth herein as required pursuant to Section 25102(a) of the California Corporate Securities Law of 1968:

“THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.”

2.26 The Subscriber is not an adverse party to the Company in any lawsuit involving the Company.

III.	REPRESENTATIONS, WARRANTIES AND COVENANTS BY AND OF THE COMPANY

The Company hereby represents and warrants to the Subscriber as of the date hereof:

3.1 Organization, Good Standing and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as currently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document; or (iii) a material adverse effect on the business, operations, condition (financial or otherwise), assets, properties or results of operations of the Company and its Subsidiaries (as defined below) as a whole (any of (i), (ii) or (iii), a “Material Adverse Effect”). For purposes hereof, “Subsidiary” shall mean, with respect to any Person, any other Person of which more than fifty percent (50%) of the shares of stock or other interests entitled to vote in the election of directors or comparable Persons performing similar functions (excluding shares or other interests entitled to vote only upon the failure to pay dividends thereon or other contingencies) are at the time owned or controlled, directly or indirectly through one or more Subsidiaries, by such Person. For purposes hereof, “Transaction Documents” shall mean this Agreement, the Notes, the Security Agreement, the Intercreditor and Collateral Agent Agreement, the Warrants, the Placement Warrants and the Escrow Agreement.

3.2 Capitalization.

(a) The authorized, issued and outstanding capital stock of the Company is as set forth in the Memorandum, under the heading “Capitalization”. All of the securities issued by the Company have been issued in accordance with all applicable federal and state securities laws, and all issued and outstanding shares of Common Stock of the Company are validly issued, fully paid and non-assessable. Other than as disclosed or contemplated in the Memorandum under the heading “Capitalization”, there are no other options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which either the Company is bound or obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

Other than as disclosed in the Memorandum under the heading “Capitalization” there are no preemptive rights or rights of first refusal or similar rights which are binding on the Company permitting any person to subscribe for or purchase from the Company shares of its capital stock pursuant to any provision of law, the Company’s Certificate of Incorporation as in effect on the date hereof (the “Certificate of Incorporation”) or the Company’s By-laws, as in effect on the date hereof (the “By-laws”) or by agreement or otherwise. Other than as disclosed in the Memorandum under the heading “Capitalization”, there are no securities or instruments (including, without limitation, any warrants or convertible debentures) containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement. Except as provided in the Memorandum, this Agreement, in the Placement Agent Agreement and for the selling stockholders listed in the Company’s currently effective registration statements on Form S-3 filed on December 9, 2005 (SEC file number 333-130248); Form S-3 filed on June 23, 2005 (SEC file number 333-126084); Form S-3 filed on June 29, 2004 (SEC filed number 333-116973); Form S-3 filed on June 29, 2004 (SEC filed number 333-116973); Form S-3 filed on February 2, 2002 (SEC file number 333-54912); Form S-3 filed June 1, 2000 (SEC file number 333-38266) and Form S-3 filed September 29, 1997 (SEC file number 333-36673), no stockholder of the Company has any right to request or require the Company to register the sale of any shares owned by such stockholder under the Securities Act. The Company has made available to the Placement Agent true and correct copies of the Company’s Certificate of Incorporation and the Company’s By-laws.

(b) The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens (as defined below) imposed by the Company other than restrictions on transfer provided for in the Transaction Documents or by applicable law. The Warrant Shares when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock a sufficient number of shares of Common Stock for issuance of the Warrant Shares. For purposes hereof, “Liens” shall mean and include security interests, mortgages, liens, pledges, charges, easements, reservations, restrictions, rights of way, servitudes, options, rights of first refusal, community property interests, equitable interests, restrictions of any kind and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money.

3.3 Authorization; Enforceability. The Company has all requisite corporate right, power and authority to enter into this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Documents by the Company, the authorization, sale, issuance and delivery of the Securities contemplated herein and the performance of the Company’s obligations hereunder has been taken (other than filings as may be required to be made with the Commission, the NASD and AMEX and with any state or foreign blue sky or securities regulatory authority, which filings will be made on or prior to the Closing or, for those filings which by their terms may be made post-Closing, such filings will be made post-Closing within the time period prescribed for such filings). This Agreement and the Transaction Documents have been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to limitations of public policy or general principals of equity (regardless of whether such enforceability is considered at law or equity).

3.4 No Conflict; Governmental and Other Consents.

(a) Except as disclosed in the Memorandum, the execution, delivery and performance by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby will not (i) conflict with or result in the violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company or any Subsidiary is bound, (ii) conflict with or violate any provision of the Certificate of Incorporation or By-laws of the Company or any Subsidiary, and (iii) will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company or any Subsidiary is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any Lien upon any of the properties or assets of the Company or any Subsidiary where, in the case of each of clauses (i) and (iii) such conflict, violation, breach, default or imposition is reasonably likely to result in a Material Adverse Effect.

(b) Except as disclosed in the Memorandum, no consent, approval, authorization or other order of any governmental authority or other third-party is required to be made or obtained by the Company or any Subsidiary in connection with the authorization, execution, delivery and performance of this Agreement and the other Transaction Documents or with the authorization, issue and sale of the Securities, except such filings as may be required to be made with the Commission, the NASD and AMEX and with any state or foreign blue sky or securities regulatory authority, which filings will be made on or prior to the Closing or, for those filings which may be made post-Closing, such filings will be made post-Closing within the time period prescribed for such filings.

3.5 Litigation. Other than as disclosed in the SEC filings or the Memorandum, there is no pending or, to the knowledge of the Company, threatened legal or governmental proceedings to which the Company is a party which is reasonably expected to result in a Material Adverse Effect or which would or might reasonably be expected to materially adversely affect the Company’s ability to perform its obligations under this Agreement.

3.6 SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) of the Exchange Act, for the one-year period preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. Except to the extent of any subsequent correction filed prior to the date hereof (and a copy of which has been heretofore provided to the Purchasers), as of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports, as subsequently amended and restated (provided such amendments, if any, have been heretofore provided to the Subscribers), complied in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments..

3.7 Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business, (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission and (C) expenses incurred in connection with the transactions contemplated hereunder, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than the repurchase at cost of shares of unvested or restricted stock as permitted under the Company’s stock option or stock purchase plan upon termination of employment or service) and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock purchase or stock option plans.

3.8 Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

3.9 Public Utility Holding Company. The Company is not, and after giving effect to the offering and sale of the Securities and the applications of the proceeds thereof as described in the Memorandum, will not be, a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

3.10 Use of Proceeds. The Company covenants and agrees to use the net proceeds of the Offering in the manner as described under the heading “Use of Proceeds” in the Memorandum.

3.11 Intellectual Property.

(a) Schedule 3.11(a) of this Agreement sets forth a list of:

(i)  all United States and foreign patents and patent applications, all United States, state and foreign trademarks, service marks and trade names for which registrations have been issued or applied for that are owned by or to the knowledge of the Company are subject to an obligation of assignment to the Company; and

(ii) all United States and foreign patents and patent applications, all United States, state and foreign trademarks, service marks and trade names for which registrations have been issued or applied for that are licensed to the Company.

(b) Except as set forth on Schedule 3.11(b) hereof, the Company and/or its Subsidiaries owns or possesses adequate and, to its knowledge, enforceable rights to use all material patents, patent applications, trademarks, service marks, trade names, logos, corporate names, copyrights, trade secrets, processes, mask works, licenses, inventions, formulations, technology and know-how and other intangible property currently used in the conduct of its business as described in the Memorandum (the “Proprietary Rights”). Except as set forth on Schedule 3.11(b) hereof, the Company and/or its Subsidiaries have taken commercially reasonable measures to protect all of the Company’s and such Subsidiary’s Proprietary Rights. Except as set forth on Schedule 3.11(b) hereof, neither the Company nor any of its Subsidiaries has received any notice of, and there are not any facts known to the Company or any Subsidiary which indicate the existence of (i) any infringement or misappropriation by any third party of any of the Proprietary Rights, which infringement or misappropriation would reasonably be expected to have a Material Adverse Effect, (ii) any claim by a third party contesting the validity of any of the Proprietary Rights, other than claims that would not reasonably be expected to have a Material Adverse Effect or (iii) any infringement, misappropriation or violation by the Company or any Subsidiary or, to the Company’s knowledge, any of their employees, of any Proprietary Rights of third parties that would be reasonably expected to have a Material Adverse Effect. Except as set forth on Schedule 3.11(b) hereof, to the Company's knowledge, no infringement, illicit copying, misappropriation or violation of any intellectual property rights of any third party has occurred by the Company or any of its Subsidiaries with respect to any products currently being sold by the Company or any Subsidiary or with respect to any products currently under development by the Company or any Subsidiary or with respect to the conduct of the business of the Company or any Subsidiary as currently conducted. Except as set forth on Schedule 3.11(b) hereof, to the Company's knowledge, no infringement, illicit copying, misappropriation or violation of any intellectual property rights of any third party will occur by the Company or any of its subsidiaries as a result of the sale by the Company or any Subsidiary of any products currently under development by the Company should such products receive the applicable regulatory approval for commercial sale. Except as set forth on Schedule 3.11(b) hereof, the Company is not aware that any of its employees, including the employees of its subsidiaries, are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that the Company believes would materially interfere with the use of the employee’s best efforts to promote the interests of the Company and/or its subsidiaries or that would conflict with the business of the Company and/or its subsidiaries as currently conducted. To the Company's knowledge, neither the execution and delivery of this Agreement, nor the carrying on of the business of the Company and its subsidiaries by the employees of the Company and its subsidiaries, nor the conduct of the business of the Company and its subsidiaries, as currently conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

3.12 Private Offering. No form of general solicitation or general advertising was used by the Company in connection with the Offering. Subject in part to the accuracy and completeness of the Subscribers' representations in Article II and Article VIII of this Agreement, no registration of the Securities pursuant to the provisions of the Securities Act will be required by the offer, sale, or issuance of the Securities pursuant to this Agreement.

3.13 Transactions With Officers and Directors. Except as set forth in the Memorandum, none of the officers or directors of the Company is presently a party to any transaction with the Company (other than for services as officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director, or to the knowledge of the Company, any entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.

3.14 Sarbanes-Oxley; Internal Accounting Controls. Except as set forth in the Memorandum, the Company is in compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date except where the failure to comply would no be reasonably likely to result in a Material Adverse Effect. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed (or caused to de designed) such disclosure controls and procedures to ensure that material information relating to the Company was made known to the certifying officers by others within those entities, during the period in which the Company’s most recently filed periodic report under the Exchange Act was prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end covered by the period for the Company’s most recently filed periodic report under the Exchange Act (the “Evaluation Date”). The Company disclosed in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act).

3.15 Certain Fees. Neither the Company nor any of its officers has retained any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person (collectively, “Intermediary”) with respect to the transactions contemplated by this Agreement other than the Placement Agent, and the Company shall indemnify and hold harmless the Subscribers from any liability for any compensation to any Intermediary (other than the Placement Agent) engaged by the Company and the fees and expenses of defending against said liability or alleged liability.

3.16 Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Article II and Article VIII hereof, and compliance by the Placement Agent with its obligations, (i) no registration under the Securities Act is required for the offer and sale of the Securities to be delivered at Closing by the Company to the Purchasers as contemplated hereby and (ii) the issuance and sale of the Securities hereunder does not contravene the rules and regulations of the AMEX.

3.17 Listing Requirements. The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as set forth on Schedule 3.17 hereof, the Company has not, in the 12 months preceding the date hereof, received notice from the AMEX to the effect that the Company is not in compliance with the listing or maintenance requirements of the AMEX.

3.18 Reasonably Equivalent Value. The Board of Directors has determined (after internal review and discussions with its advisors) that the terms of the Securities offered hereunder represent the reasonably equivalent value with respect to the sale of the Securities. The Transaction Documents and the transactions contemplated thereby were the result of arms' length negotiations among the parties.

3.19 Representations Complete. None of the representations or warranties made by the Company in this Agreement (except as modified by the Memorandum) and none of the statements made by the Company in the Memorandum contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

3.20 Tax Status. Except for matters that would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect, the Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a material tax deficiency which has been asserted or threatened against the Company.

3.21 Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

3.22 Additional Company Covenants.

(a) The Company will use its best efforts to obtain from its officers and directors an agreement that, for a period of time commencing upon the Closing until the earlier to occur of (i) repayment of the amounts due under the Notes and (ii) 30 days from the date the Commission declares the Registration Statement effective, they will not transfer or sell any of the Company’s securities to any party, other than to a spouse, child, grandchild, parent, brother or sister, to a trust established for the benefit of the same, or to the estate of any of the same by gift, will or intestate succession, or pursuant to the terms of previously granted employee stock options and previously granted outstanding warrants, options, and convertible securities.

(b) At the Closing the Company shall file with the United States Patent and Trademark Office a short-form security agreement evidencing the security interest of the Subscribers and the existing noteholders in the Company’s intellectual property as set forth in the Security Agreement

IV.	TERMS OF SUBSCRIPTION; CONDITIONS TO OBLIGATIONS OF THE COMPANY

4.1 The Company and the Placement Agent reserve the right to reject the subscription made hereby in whole or in part in its sole discretion. Unless terminated earlier in the Placement Agent’s or the Company’s sole discretion, the Offering will expire on the Offering Termination Date.

4.2 All funds paid hereunder shall be deposited by each such Subscriber in escrow with the Escrow Agent prior to the Closing, consistent with the terms of this Agreement.

4.3 The Subscriber hereby authorizes and directs the Company, upon the Closing, to deliver the documents representing the Securities to be issued to the Subscriber pursuant to this Agreement at such Closing to the residential or business address indicated on the signature page hereto.

4.4 The Subscriber hereby authorizes and directs the Company to return, without interest, any funds for unaccepted subscriptions to the same account from which the funds were drawn, including any customer account maintained with the Placement Agent.

4.5 The Company’s agreement with each Subscriber is a separate agreement and each sale of the Securities to each Subscriber is a separate sale.

(a) In addition to the other requirements set forth herein, the Company’s obligation to complete the sale and issuance of the Securities and deliver such Securities to the Subscriber at the Closing shall be subject to the following conditions, any one or more of which may be waived in writing by the Company: (a) receipt by the Company of the aggregate principal amount of the Notes being purchased hereunder at the Closing (less the cash placement fee due to the Placement Agent as provided in the Placement Agent Agreement); (b) the representations, warranties, and acknowledgements made by the Subscribers in this Agreement shall be true and correct when made and shall be true and correct on and as of the Closing, and all undertakings, agreements and covenants of the Subscribers required to be fulfilled prior to the Closing shall have been performed or complied with; (c) the Subscriber shall have completed, executed and delivered to the Company the Confidential Subscriber Questionnaire set forth in Article VIII of this Agreement, which Questionnaire shall be true and correct as of the Closing and shall be satisfactory to the Placement Agent and the Company, each in their sole discretion; (d) there shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement; (e) the sale of the Securities shall not be prohibited by any applicable law, regulation or governmental order; (f) the Company shall have filed the required notice with AMEX with respect to the listing of the Warrant Shares and the Placement Warrants, (g) each of S. Kumar Chandrasekaran and the Collateral Agent shall have entered into the Security Agreement, the form of which is attached hereto as Exhibit C (the “Security Agreement”) and (e) each of S. Kumar Chandrasekaran, the Collateral Agent and the Subscribers shall have entered into the Intercreditor and Collateral Agency Agreement, the form of which is attached hereto as Exhibit E (the “Intercreditor Agreement”).

V.	CONDITIONS TO OBLIGATIONS OF THE SUBSCRIBERS

5.1 Each Subscriber’s obligations to purchase the Securities at the Closing is subject to the fulfillment on or prior to the Closing of the following conditions, which conditions may be waived at the option of each Subscriber to the extent permitted by law:

(a) Representations and Warranties Correct; Survival. The representations and warranties made by the Company in Article III hereof shall be true and correct in all material respects when made (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects and for any representation or warranty that speaks as of a specific date, which shall be true and correct in all material respects as of such date), and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date (except for any representation or warranty that speaks as of a specific date, which shall be true and correct in all material respects as of such date). The representations and warranties made by the Company in Article III hereof shall survive until the first anniversary of the Closing Date.

(b) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing shall have been performed or complied with in all material respects.

(c) No Legal Order Pending. There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement.

(d) No Law Prohibiting or Restricting Such Sale. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale or requiring any consent or approval of any person which shall not have been obtained to issue the Securities (except as otherwise provided in this Agreement). The Company shall have filed the required notice with AMEX with respect to the listing of the Warrant Shares.

(e) Security Agreement. Each of the Company, S. Kumar Chandrasekaran and the Collateral Agent shall have executed and delivered the Security Agreement.

(f) Intercreditor Agreement. Each of S. Kumar Chandrasekaran, the Collateral Agent and the Subscribers shall have executed and delivered the Intercreditor Agreement.

(g) Legal Opinion. Counsel for the Company, O’Melveny & Myers LLP shall have furnished to a representative of the Placement Agent and the Subscribers, an opinion, dated as of the Closing Date, in the form provided in the Placement Agent Agreement.

VI.	REGISTRATION RIGHTS

6.1 As used in this Agreement, the following terms shall have the following meanings:

(a) “Affiliate” shall mean, with respect to any Person (as defined below), any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing).

(b) “Business Day” shall mean a day Monday through Friday on which banks are generally open for business in New York, New York.

(c) “Holders” shall mean the Subscribers, the Placement Agent and any person holding Registrable Securities or any person to whom the rights under Article VI have been transferred in accordance with Section 6.9 hereof.

(d) “Person” shall mean any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

(e) The terms “register,” “registered” and “registration” refer to the registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

(f) “Registrable Securities” shall mean the Common Stock issuable upon exercise of the Warrants, and the Common Stock issuable upon exercise of the Placement Warrants; provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they (A) have not been disposed of pursuant to a registration statement declared effective by the Commission; (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale; (C) are held by a Holder or a permitted transferee pursuant to Section 6.9; or (D) have not become eligible for sale pursuant to Rule 144(k) (or any successor thereto) under the Securities Act.

(g) “Registration Expenses” shall mean all expenses incurred by the Company in complying with Section 6.2 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration, and the reasonable fees and expenses of one legal counsel for all Holders in connection with the Registration Statement, not to exceed $3,000.

(h) “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and expenses of legal counsel and other advisors for any Holder, except for the fees and expenses of the such counsel of the Holders as is set forth in the definition of “Registration Expenses” above.

6.2 Subject to the terms herein, the Company will, as soon as practicable following the Closing Date but not later than 30 days following the Final Closing Date (the “Filing Date”), (a) subject to receipt of necessary information from, and reasonable cooperation by, the Holders, file a registration statement with the SEC (the “Registration Statement”) on the appropriate form to allow the resale of the Registrable Securities, and use its best efforts, subject to receipt of necessary information from, and reasonable cooperation by, the Holders, to have such Registration Statement declared effective by the SEC prior to the date which is 120 days after the Final Closing Date; and (b) subject to Section 6.7 hereof, cause such Registration Statement to remain effective (the “Registration Period”) until the earlier of (i) the second anniversary of the Final Closing Date, (ii) such date as all Registrable Securities have been sold (A) pursuant to the Registration Statement; (B) to or through a broker, dealer or underwriter in a public distribution or a public securities transaction; and/or (C) in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(l) thereof so that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale and (iii) at such time that such Registrable Securities have become eligible for sale pursuant to Rule 144(k) (or any successor thereto) under the Securities Act. Thereafter, the Company shall be entitled to withdraw the Registration Statement and the Holders shall have no further right to offer or sell any of the Securities pursuant to the Registration Statement. To the extent permissible, such Registration Statement also shall cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416 under the Securities Act), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities.

6.3 All Registration Expenses incurred in connection with any registration, qualification, exemption or compliance pursuant to Section 6.2 shall be borne by the Company. All Selling Expenses relating to the sale of securities registered by or on behalf of Holders shall be borne by such Holders.

6.4 In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform each Holder as to the status of such registration, qualification, exemption and compliance. At its expense the Company shall:

(a) subject to Section 6.7 hereof, use its best efforts to keep such registration, and any qualification, exemption or compliance under state or federal securities laws which the Company determines to obtain, continuously effective until the termination of the Registration Period; and

(b) advise the Holders as soon as practicable:

(i) when the Registration Statement or any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

(ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;

(iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(iv) of the happening of any event that requires the making of any changes in the Registration Statement or the prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading;

(c) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time;

(d) at each Holder’s written request, furnish to each Holder, without charge, at least one copy of such Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those incorporated by reference) in the form filed with the Commission;

(e) during the Registration Period, deliver to each Holder, without charge, as many copies of the prospectus included in such Registration Statement and any amendment or supplement thereto as such Holder may reasonably request in writing in order to facilitate the public sale or other disposition of all or any of the Securities by Holder; and the Company consents to the use, consistent with the provisions hereof and applicable laws, rules or regulations, of the prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto. In addition, upon the reasonable request of the Holder and subject in all cases to confidentiality protections reasonably acceptable to the Company, the Company will meet with a Holder or a representative thereof at the Company’s headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Registrable Securities, and will otherwise cooperate with any Holder conducting an investigation for the purpose of reducing or eliminating such Holder’s exposure to liability under the Securities Act, including the reasonable production of information at the Company’s headquarters;

(f) prior to any public offering of Registrable Securities pursuant to any registration statement, register or qualify or obtain an exemption for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holders reasonably request in writing and do any and all other reasonable acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by such Registration Statement, provided, however, that the Company shall not for any such purpose be required to (i) qualify to transact business as a foreign corporation in any jurisdiction where it is not so qualified; (ii) consent to general service of process in any such jurisdiction; (iii) subject itself to taxation in any such jurisdiction; (iv) provide any undertakings that cause material expense or burden to the Company; or (v) make any change to its organizational documents which the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders;

(g) cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to any Registration Statement free of any restrictive legends to the extent not required at such time and in such denominations and registered in such names as Holders may request at least five (5) business days prior to sales of Registrable Securities pursuant to such Registration Statement, subject to the submission by Holder to the Company’s transfer agent of the original certificate(s) representing the Registrable Securities to be sold and a separate Subscriber’s Certificate of Subsequent Sale duly executed by Subscriber and all other documentation reasonably required by the Company and the Company’s transfer agent (all of which must be provided to the Company a reasonable period of time prior to the date such Holder intends to sell such Registrable Securities);

(h) subject to Section 6.7 hereof, upon the occurrence of any event contemplated by Section 6.4(b)(iv) above, the Company shall promptly prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter promptly delivered to purchasers of the Registrable Securities included therein, the prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(i) use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and use its reasonable best efforts to make generally available to the Holders (which may be satisfied upon filing via EDGAR) not later than 45 days (or 90 days if the fiscal quarter is the fourth fiscal quarter) after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act.

Notwithstanding the foregoing, it shall be a condition precedent to the obligations of the Company to take any action pursuant to paragraphs (a) through (i) of this Section 6.4, that the Subscriber shall furnish to the Company such information regarding itself, the Securities to be sold by the Subscriber, and the intended method of disposition of such Securities as shall be required to effect the registration of the Securities, all of which information shall be furnished to the Company in writing specifically for use in the Registration Statement.

6.5 The Holders shall have no right to take any action to restrain, enjoin or otherwise delay any registration pursuant to Section 6.2 hereof as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

6.6 iii) To the extent permitted by law, the Company shall indemnify each Holder and Affiliate of each Holder, with respect to which any registration, qualification or compliance has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 6.6(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse each Holder and each person controlling such Holder, for reasonable legal and other expenses reasonably incurred by such Holder or person controlling such Holder in connection with investigating or defending any such claim, loss, damage, liability or action as incurred; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or action arises out of, relates to or is based upon (i) an untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder or person controlling such Holder and stated to be specifically for use in preparation of such registration statement, prospectus or any supplement or amendment thereto, or (ii) the failure of the Holder to comply with the covenants and agreements contained in this Agreement respecting sales of Registrable Securities.

(b) Each Holder will severally, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers and Agents and each Affiliate of the foregoing, against all claims, losses, damages, liabilities and expenses (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 6.6(c) below), arising out of or based on any untrue statement of a material fact contained in any registration statement, prospectus, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or based on any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, in each case to the extent, but only to the extent, that such untrue statement or omission thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder and stated to be specifically for use in preparation of such registration statement, prospectus or any amendment or supplement thereto or is due to the failure of the Holder to comply with the covenants and agreements contained in the Agreement with respect to the sale of Registrable Securities, and the Holder will reimburse the Company, its directors and officers, and each person controlling the Company for reasonable legal and any other expenses reasonably incurred in connection with investigating, defending, settling, compromising or paying any such claim, loss, damage, liability, expense or action as incurred. Notwithstanding the foregoing, in no event shall a Holder be liable for any such claims, losses, damages or liabilities in excess of the net proceeds received by such Holder in the Offering, except in the event of fraud or intentional misrepresentation by such Holder.

(c) Each party entitled to indemnification under this Section 6.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation. Subject to provisions hereinafter stated, in case any such action is brought against any Indemnified Party and such Indemnified Party seeks or intends to seek indemnity from an Indemnifying Party, the Indemnifying Party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party; provided, however, if the defendants in any such action include both the Indemnified Party and the Indemnifying Party, and the Indemnifying Party and the Indemnified Party, based upon the advice of such Indemnified Party’s counsel, shall have reasonably concluded that there may be a conflict of interest between the positions of the Indemnifying Party and the Indemnified Party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the Indemnifying Party, the Indemnified Party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or parties. Upon receipt of notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense of such action and approval by the Indemnified Party of counsel, the Indemnifying Party will not be liable to such Indemnified Party under this Section 6.6 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof unless (i) the Indemnified Party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel, approved by such Indemnifying Party representing the Indemnified Parties who are parties to such action, or (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the Indemnifying Party. In no event shall any Indemnifying Party be liable in respect of any amounts paid in settlement of any action unless the Indemnifying Party shall have approved the terms of such settlement; provided that such approval shall not be unreasonably withheld.

(d) If the indemnification provided for in this Section 6.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein (other than due to the exemptions to indemnity set forth in Section 6.6(a) above), then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact or the inaccurate representation and/or warranty relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, in no event shall a Holder be liable for any such claims, losses, damages or liabilities pursuant to this paragraph 6.6(b) in excess of the net proceeds received by such Holder in the Offering, except in the event of fraud or intentional misrepresentation by such Holder.

6.7 iv) Notwithstanding any other provision of this Agreement, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Securities or the filing of an appropriate report with the SEC pursuant to the Exchange Act, so that, as thereafter delivered to the Holders, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, each Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement contemplated by Section 6.2 until its receipt of copies of the supplemented or amended prospectus from the Company or confirmation of the filing of such report with the SEC by the Company, any such prospectus to be forwarded promptly to the Subscriber by the Company, and, if so directed by the Company, each Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(b) Notwithstanding any other provision of this Agreement, each Holder shall suspend, upon request of the Company, any disposition of Registrable Securities pursuant to the Registration Statement and prospectus contemplated by Section 6.2 during any periods not to exceed 90 days in the aggregate within any one 12 month period when the Company reasonably determines in good faith that offers and sales pursuant thereto should not be made by reason of the presence of material undisclosed circumstances or developments with respect to which the disclosure that would be required in such a prospectus is premature, would have an adverse effect on the Company or is otherwise inadvisable.

(c) As a condition to the inclusion of its Registrable Securities, each Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing or as shall be required in connection with any registration, qualification or compliance referred to in this Article VI.

(d) Each Holder hereby covenants with the Company not to make any sale of the Registrable Securities without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied.

(e) Each Holder acknowledges and agrees that the Registrable Securities sold pursuant to the Registration Statement described in this Section are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing such Registrable Securities is accompanied by a certificate reasonably satisfactory to the Company to the effect that (i) the Registrable Securities have been sold in accordance with such Registration Statement and (ii) the requirement of delivering a current prospectus has been satisfied.

(f) Each Holder agrees not to take any action with respect to any distribution deemed to be made pursuant to such registration statement which would constitute a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.

(g) At the end of the period during which the Company is obligated to keep the Registration Statement current and effective as described above, the Holders of Registrable Securities included in the Registration Statement shall discontinue sales of shares pursuant to such Registration Statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such Registration Statement which remain unsold, and such Holders shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.

6.8 With a view to making available to the Holders the benefits of certain rules and regulations of the Commission which at any time permit the sale of the Registrable Securities to the public without registration, the Company shall use its reasonable best efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c) so long as a Holder owns any unregistered Registrable Securities, furnish to such Holder, upon any reasonable written request, a written statement by the Company as to its compliance with Rule 144 under the Securities Act, and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

6.9 The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under Section 6.2 may be assigned in full by a Holder in connection with a transfer by such Holder of its Registrable Securities, but only if: (i) such transfer may otherwise be effected in accordance with applicable securities laws; (ii) such Holder gives prior written notice of the proposed transfer to the Company including the name and address of such transferee and a copy of the transfer documents and agreements; (iii) such transferee agrees in writing with the Company to be bound by and to comply with the terms and provisions of this Agreement; (iv) the transferee is an “accredited investor” as that term is defined in Rule 501 of Regulation D; and (v) such transfer is otherwise in compliance with this Agreement. Except as specifically permitted by this Section 6.9, the rights of a Holder with respect to Registrable Securities as set forth herein shall not be transferable to any other person, the Company may impose stop transfer orders with respect to any such transfer or attempted transfer, and any such transfer or attempted transfer shall be null and void.

6.10 The Company shall use best efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed.

6.11 With the written consent of the Company and the Holders holding at least a majority of the Registrable Securities that are then outstanding, any provision of this Article VI may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended and shall be effective against all Holders. Upon the effectuation of each such waiver or amendment, the Company shall promptly give written notice thereof to the Holders, if any, who have not previously received notice thereof or consented thereto in writing.

VII.	MISCELLANEOUS

7.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by facsimile, with confirmation, by registered or certified mail, return receipt requested, or delivered by hand against written receipt therefore or sent by nationally recognized overnight express courier postage prepaid, if to the Company: addressed to InSite Vision Incorporated, 965 Atlantic Avenue, Alameda, California 94501, Attn: Chief Financial Officer, Fax: (510) 865-5700 and if to the Subscriber, at the Subscriber’s address or facsimile number indicated on the signature page of this Agreement. Notices shall be deemed to have been given or delivered in the case of facsimile, upon receipt of confirmation of transmission by the sender, registered or certified mail, three days after so mailed, in the case of hand delivery, when so delivered against written receipt therefore, and in the case of overnight express courier, the day after mailing, except notices of change of address, which shall be deemed to have been given or delivered when received.

7.2 Except as otherwise provided above, this Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

7.3 This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

7.4 Upon the execution and delivery of this Agreement by the Subscriber, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of the Securities as herein provided; subject, however, to the right hereby reserved to the Company to revoke this subscription in accordance with Section 4.1, enter into the same agreements with other subscribers and to add and/or delete other persons as subscribers.

7.5 NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. IN THE EVENT THAT A JUDICIAL PROCEEDING IS NECESSARY, THE EXCLUSIVE FORUMS FOR RESOLVING DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT ARE EITHER THE SUPREME COURT OF THE STATE OF NEW YORK IN AND FOR THE COUNTY OF NEW YORK OR THE FEDERAL COURTS FOR SUCH STATE AND COUNTY, AND ALL RELATED APPELLATE COURTS, THE PARTIES HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF SUCH COURTS AND AGREE TO SAID VENUE.

7.6 The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

7.7 It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

7.8 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

7.9 This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

7.10 v) The Subscribers severally agree not to issue any public statement with respect to the Subscribers’ investment or proposed investment in the Company or the terms of any agreement or covenant between them and the Company without the Company’s prior written consent, except such disclosures as may be required under applicable law or under any applicable order, rule or regulation.

(b) The Company agrees not to disclose the names, addresses or any other information about the Subscribers, except as required by law and to satisfy its obligations under Article VI.

7.11 The Subscriber represents and warrants that it has not engaged, consented to nor authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. Subscriber hereby severally agrees to indemnify and hold harmless the Company from and against all fees, commissions or other payments owing to any such person or firm acting on behalf of such Subscriber hereunder.

7.12 Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement, except for the holders of Registrable Securities.

7.13 The Company acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of Article VI of this Agreement were not performed in accordance with its specific terms or were otherwise breached and that such damage would not be compensable in money damages and that it would be extremely difficult or impracticable to measure the resultant damages. Accordingly, except as otherwise specifically set forth herein, any Subscriber shall be entitled to an injunction or injunctions with respect to the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which it may be entitled at law or in equity, and the Company expressly waives any defense that a remedy in damages would be adequate and expressly waives any requirement in an action for specific performance for the posting of a bond by the Subscriber bringing such action.

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VIII.	CONFIDENTIAL SUBSCRIBER QUESTIONNAIRE

The Subscriber represents and warrants that he, she or it comes within one category marked below, and that for any category marked, he, she or it has truthfully set forth, where applicable, the factual basis or reason the Subscriber comes within that category. ALL INFORMATION IN RESPONSE TO THIS PARTS I-IV OF THIS QUESTIONNAIRE WILL BE KEPT STRICTLY CONFIDENTIAL except as otherwise required by law or as necessary for inclusion in the Registration Statement. The undersigned agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

Category A ___	The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000.

Explanation. In calculating net worth you may include equity in personal property and real estate, including your principal residence, cash, short term investments, stock and securities. Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

Category B ___
The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year

Category C ___	The undersigned is a director or executive officer of the Company which is issuing and selling the Securities

Category D ___
The undersigned is a bank; a savings and loan association; insurance company; registered investment company; registered business development company; licensed small business investment company (“SBIC”); or employee benefit plan within the meaning of Title 1 of ERISA and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or (b) the plan has total assets in excess of $5,000,000 or (c) is a self directed plan with investment decisions made solely by persons that are accredited investors. (describe entity)

Category E ___	The undersigned is a private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940. (describe entity)

Category F ___
The undersigned is either a corporation, partnership, Massachusetts business trust, or non profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Securities and with total assets in excess of $5,000,000. (describe entity)

Category G ___
The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, where the purchase is directed by a “sophisticated Subscriber“ as defined in Regulation 506(b)(2)(ii) under the Securities Act.

Category H ___
The undersigned is an entity (other than a trust) in which all of the equity owners are “accredited investors” within one or more of the above categories. If relying upon this category alone, each equity owner must complete a separate copy of this Agreement. (describe entity)

Category I ____	The undersigned is not within any of the categories above and is therefore not an accredited investor.

The undersigned agrees that the undersigned will notify the Company at any time on or prior to the Closing Date in the event that the representations and warranties in this Agreement shall cease to be true, accurate and complete.

Part II  SUITABILITY (please answer each question)

(a) For an individual Subscriber, please describe your current employment, including the company by which you are employed and its principal business:

(b) For an individual Subscriber, please describe any college or graduate degrees held by you:

(c) For all Subscribers, please state whether you have you participated in other private placements before:

YES_______   NO_______

(d) If your answer to question (d) above was “YES”, please indicate frequency of such prior participation in private placements of:

	Public Companies	Private Companies	Public or Private Pharmaceutical Companies
Frequently	_________	__________	_________
Occasionally	_________	__________	_________
Never	_________	_________	__________

(e) For individual Subscribers, do you expect your current level of income to significantly decrease in the foreseeable future:

YES_______   NO_______

(f) For trust, corporate, partnership and other institutional Subscribers, do you expect your total assets to significantly decrease in the foreseeable future:

YES_______   NO_______

(g) For all Subscribers, do you have any other investments or contingent liabilities which you reasonably anticipate could cause you to need sudden cash requirements in excess of cash readily available to you:

YES_______   NO_______

(h) For all Subscribers, are you familiar with the risk aspects and the non-liquidity of investments such as the securities for which you seek to subscribe?

YES_______   NO_______

(i) For all Subscribers, do you understand that there is no guarantee of financial return on this investment, that an investment in the Securities is highly speculative and risky and that you run the risk of losing your entire investment?

YES_______   NO_______

(j) For all Subscribers, will you have sufficient readily available cash to fund your obligation to purchase Securities at the Closing pursuant to your subscription if and when the Closing occurs?

YES_______   NO_______

Part III MANNER IN WHICH TITLE IS TO BE HELD. (circle one)

(a) Individual Ownership
(b) Community Property
(c) Joint Tenant with Right of
Survivorship (both parties
must sign)
(d) Partnership*
(e) Tenants in Common
(f) Company*
(g) Trust*
(h) Other

*If Securities are being subscribed for by an entity, the attached Certificate of Signatory must also be completed.

Part IV  NASD AFFILIATION.

Are you affiliated or associated with an NASD member firm (please check one):

Yes _________  No __________

If Yes, please describe:

_________________________________________________________
_________________________________________________________
_________________________________________________________

*If Subscriber is a registered representative with an NASD member firm, have the following acknowledgment signed by the appropriate party:

The undersigned NASD member firm acknowledges receipt of the notice required by Article III, Sections 28(a) and (b) of the Rules of Fair Practice.

_________________________________

Name of NASD Member Firm

By: ______________________________

Authorized Officer

Date: ____________________________

Part V REGISTRATION QUESTIONNAIRE

The following questions in this Part V are specifically intended to provide information to the Company for the Company's use in the preparation of the Registration Statement contemplated by the Subscription Agreement and for specific inclusion in such Registration Statement.

PLEASE ANSWER EVERY QUESTION BELOW. If a question is inapplicable to you or your answer is in the negative, please so state by inserting “N/A.” If you are in doubt whether a particular question requires an affirmative response from you, please furnish full particulars so that those persons responsible for preparing the Registration Statement contemplated by the Subscription Agreement can determine whether any disclosure based on your answer is required. Information requested in this questionnaire is as of the date you complete the questionnaire, unless otherwise indicated. Your furnishing such information does not necessarily mean that such information will be disclosed, although it may be disclosed. You are required to promptly provide the Company with any update to the information if such information changes after the date hereof.

DEFINITIONS

Your answers to this questionnaire should be made upon the basis of the following definitions of terms used in this questionnaire:

The term “beneficial owner” of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (1) voting power, which includes the power to vote, or direct the voting of, such security or (2) investment power, which includes the power to dispose or direct the disposition of such security. A person may be regarded as having voting power of a security which is owned (i) by his spouse or minor children or by any of his relatives or his spouse’s relatives who share the same home with him, (ii) a partnership of which he is a partner or (iii) a corporation of which he is a substantial stockholder. A person is also deemed to be the beneficial owner of shares which that person has the right to acquire within 60 days, including but not limited to any right to acquire through the exercise of an option, through conversion of a security, pursuant to the power to revoke a trust or pursuant to the automatic termination of a trust. Please also disclose any other rights which you have to acquire securities of the Company on or before July 31, 2006.

The term “material,” when used to qualify a requirement for the furnishing of information as to any subject, limits the information required to those matters about which the average prudent investor should reasonably be informed before buying or selling the securities of the Company. If you are in doubt as to the materiality of certain information, you should relate sufficient facts to enable the Company and its advisors to reach a conclusion as to its materiality.

QUESTIONS

QUESTION 1:

State your present position or positions with the Company (if any), including membership on any audit, personnel, compensation or similar committee or committees; any positions held by you during the previous three years; and any positions to which you have been elected or appointed but the duties of which you have not yet assumed. For each position, list the term or expected term of office.

ANSWER:

QUESTION 2:

Other than Securities that you will acquire in connection with the Offering, provide below information regarding the equity securities of the Company of which you are the “beneficial owner.” Please refer to the definition of “beneficial owner,” above. Under the column “Nature of Ownership,” please indicate amounts of securities for which you have (a) sole voting power, (b) shared voting power, (c) sole investment power, or (d) shared investment power. If your response covers any securities included because you have the right to acquire them on or before July 31, 2006, please separately indicate the amount of such securities. Also, if you hold more than 5% of the Company’s securities pursuant to a voting trust or similar agreement, please separately state the amount of such securities held or to be held pursuant to the trust or agreement, the duration of the agreement and the names and addresses of the voting trustees, outlining briefly their voting rights and other powers under the trust or agreement.

ANSWER (attach additional pages if necessary):

Number of  Nature of
Securities  Ownership   Title of Securities

QUESTION 3:

If you plan to offer your shares of Common Stock through the selling efforts of brokers or dealers, describe the terms (and attach copies) of any agreement, arrangement, or understanding entered into with broker(s) or dealer(s), including volume limitations on sales, parties to the agreement and the conditions under which the agreement may be terminated. If known, identify the broker(s) or dealer(s), which will participate in the offering and state the amount to be offered through each.

ANSWER:

QUESTION 4:

Describe below any information known to you, and if none state “none,” pertaining to underwriting compensation and arrangements or any dealings between any underwriter or related person, member of the NASD or a person associated with a member of the NASD, and the Company or any controlling stockholder thereof since January 1, 2002.

ANSWER:

QUESTION 5:

State below whether you or any of your associates are a member of NASD, a controlling stockholder of a member, a person associated or affiliated with a member or an underwriter or related person with respect to the proposed offering. If you responded “yes,” describe such relationship:

ANSWER:

QUESTION 6:

Are you a broker-dealer?

ANSWER:

Yes ______ No______

QUESTION 7:

If you are not a broker-dealer, are you affiliated with a broker-dealer?

ANSWER:

Yes ______ No______

QUESTION 8:

If you are affiliated with a broker-dealer, did you purchase the securities in the ordinary course of business?

ANSWER:

Yes ______ No______

QUESTION 9:

If you are affiliated with a broker-dealer, did you have any agreements or understandings, directly or indirectly, with any person to distribute the securities at the time that you purchased the securities?

ANSWER:

Yes ______ No______

Please note that the Commission takes the position that if you are a broker-dealer, you are to be identified in the Registration Statement as an underwriter. In the “Plan of Distribution,” the Registration Statement will provide substantially as follows:

“The selling stockholders and any broker-dealers, agents or underwriters that participate with the selling stockholders in the distribution of the issued and outstanding shares of common stock or the shares of stock issuable upon exercise of warrants may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any commissions received by these broker-dealers, agents or underwriters and any profits realized by the selling stockholders on the resales of the securities may be deemed to be underwriting commissions or discounts under the Securities Act. If the selling stockholders are deemed to be underwriters, the selling stockholders may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.”

QUESTION 10:

Are their specific individuals who have voting or investment control over the securities?

ANSWER:

Yes ______ No______

If you answered “yes”, please list the names of such individuals:

The answers to the foregoing questions are true and correct to the best of the undersigned’s knowledge, information and belief. The undersigned agrees to promptly notify the Company in writing in care of Chief Financial Officer, InSite Vision Incorporated, 965 Atlantic Avenue, Alameda, California 94501 of (a) any transfer by you of your Securities, (b) sales of common stock of the Company (giving the number of shares sold and the name of the broker-dealer used) and (c) any other changes in the answers to this questionnaire that should be made as a result of any material development occurring subsequent to the date hereof.

Dated: December 30, 2005.

____________________________________
Signature

The undersigned is informed of the significance to the Company of the foregoing representations and answers contained in the Confidential Subscriber Questionnaire contained in this Article VIII and such answers have been provided under the assumption that the Company will rely on them.

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[SIGNATURE PAGE TO FOLLOW]

[Signature Page]

$____________ Closing Amount (Aggregate Principal Amount of Notes Purchased)

_____________ (Number of Warrants Granted)

_____________________ Signature of Subscriber	________________________________ Signature of Subscriber (if purchasing jointly)

_____________________ Name Typed or Printed	________________________________ Name Typed or Printed

_____________________ Entity Name	________________________________ Entity Name

_____________________ Title	________________________________ Title

_____________________ Address	________________________________ Address

_____________________ City, State and Zip Code	________________________________ City, State and Zip Code

_____________________ Telephone-Business	________________________________ Telephone--Business

_____________________ Telephone-Residence	________________________________ Telephone--Residence

_____________________ Facsimile-Business	________________________________ Facsimile--Business

_____________________ Facsimile-Residence	________________________________ Facsimile—Residence

_____________________ Tax ID # or Social Security #	________________________________ Tax ID # or Social Security #

Name in which securities should be issued: _________________________

Dated: December 30, 2005

This Subscription Agreement is agreed to and accepted by the Company as of December 30, 2005.

INSITE VISION INCORPORATED

By:____________________________________
Name:  S. Kumar Chandrasekaran, Ph. D.
Title: President and Chief Executive Officer

CERTIFICATE OF SIGNATORY

(To be completed if Notes and Warrants are
being subscribed for by an entity)

I,____________________________, am the____________________________ of __________________________________________ (the “Entity”).

I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Subscription Agreement and to purchase and hold the Notes and Warrants offered hereunder, and certify further that the Subscription Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

IN WITNESS WHEREOF, I have set my hand this ______ day of _________________, 2005.

_______________________________________
Signature)

Exhibit A

Form of Note

Exhibit B

Form of Warrant

Exhibit C

Form of Security/Intercreditor Agreement

Exhibit D

Notice to Subscriber
of
Subscriber Amount

Dear Subscriber:

Pursuant to the Section 1.2 of that certain Subscriber Agreement by and between InSite Vision Incorporated and certain signatories therein, dated as of December 30, 2005 (the “Subscription Agreement”), this letter shall serve as notice to provide you with information concerning your allocation for the Closing in connection with the Offering of Notes and Warrants by the Company and the amount you are hereby obligated to invest at the Closing per the Subscription Agreement (the “Closing Amount” as further defined in the Subscription Agreement).

A) Subscriber’s subscription amount:	______________

B) Aggregate Principal Amount of Notes Available to all Subscribers for Closing:	______________

C) Aggregate Principal Amount of Notes Allocated to you for Closing:	______________

D) Warrants Allocated to you at Closing	______________
(expressed in shares of Common Stock issuable upon exercise of such Warrants)

E) Closing Amount due at Closing:	______________